UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 17, 2009

Covance Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-12213	22-3265977
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

210 Carnegie Center, Princeton, New Jersey	08540
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 609-452-4440

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 17, 2009, the Board of Directors approved the following changes to Board Compensation for non-employee Directors effective January 1, 2010:

1.               The meeting fee for meetings of Committees of the Board of Directors shall be decreased from $2,500 to $2,000 for each Committee meeting attended and the additional $2,500 payment made for each Committee meeting chaired shall be eliminated.

2.               A meeting fee of $2,000 shall be paid for each Board of Directors’ meeting attended.

3.               The Chair of the Audit and Finance Committee shall receive an additional annual retainer of $10,000.  The Chair of each of the Compensation and Organization Committee and the Corporate Governance Committee shall receive an additional annual retainer of $7,500.  Previously only the Chairs of the Audit and Finance Committee and the Compensation and Organization Committee received an additional retainer of $7,500.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On December 17, 2009, Mr. William Klitgaard, Covance’s Corporate Senior Vice President and Chief Financial Officer was appointed to the additional position of Principal Accounting Officer.  Ms. Michele Kennedy shall remain with Covance in a senior finance capacity.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVANCE INC.

Date: December 22, 2009	/s/ James W. Lovett
	Name:	James W. Lovett
	Title:	Corporate Senior Vice President, General Counsel and Secretary